EXHIBIT 10(e)

                         2001 MANAGEMENT INCENTIVE PLAN

I. Purpose

The purpose of the Management Incentive Plan ("MIP") is to recognize and reward exceptional performance that contributes to the overall profitability and growth of the corporation. It provides financial rewards and recognition based on company and individual performance.

II. Eligibility

Employees in salary grades 12 and above are eligible to participate in the plan. An employee who is eligible, however, is not guaranteed bonus status, receipt of an award or continued participation. An employee's capacity for their position to measurably impact the success of the organization is a criterion for participation, and rates of participation in the lower eligible grade levels can be reduced or eliminated. Senior management in each business unit can nominate participants at any point in the year, subject to the provisions of Article XI
(C), based on the overall performance of the operating unit and the individual's contribution during the Plan Year.

III. Definitions

      A. "Base Salary" equals the gross earnings for the portion of the Fiscal Year during which the participant was in the particular Company salary grade for which the computation is being made. It does not include MIP awards, non-recurring earnings, such as moving expenses or any allowances, or salary continuation or other payments while on an approved Leave of Absence, and is based on salary earnings before reductions for such items as insurance and pension plan contributions.

      B. Company Profit Target means operating profit goals at plan as determined in Section VI.

      C. Conversion Percentage shall be the figure set forth in Exhibit B for any particular MIP Component Attainment Percentage.

      D.    Net Sales Targets means net sales as determined in Section VI.

      E. Company Cash Flow Performance Targets means Company profit plus depreciation less changes in working capital and capital expenditures, in each case as determined in Section VI.


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

      F. Individual Performance shall be developed by each employee and approved by each employee's supervisor. Following the completion of the plan year, each employee's performance against these objectives will be rated by the supervisor on a 0 - 100% completion scale.

      G. Indexed Attainment of Plan means the weighted sum of the following conversion percentages with the following weights:

            (1)   For all participants other than the CEO:

                  Net Sales                           25%
                  Company Profit                      25%
                  Company Cash Flow                   25%
                  Individual Performance              25%

            (2)   For the CEO:

                  Net Sales                           25%
                  Company Profit                      50%
                  Company Cash Flow                   25%

      H. MIP Component Attainment Percentage for each of Net Sales, Company Profit and Company Cash Flow for any year is the actual Company performance for such measure divided by the Target for such measure.

IV. Award Earned

A participant in the Plan shall be eligible for an award based on individual and company performance which is computed in accordance with the following formula:

      Bonus level as                       Indexed                         Base                 Potential
    a % of Base Salary           X       Attainment           X           Salary       =           Award
                                           of Plan

            (See Exhibit C for example)

Where:
o     "Bonus level as a % of Base Salary" is set forth in Exhibit A.

o     "Indexed Attainment of Plan" has the meaning set forth in Section III,
      (G).

o     "Base Salary" has the meaning set forth in Section III, (A).


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

V. Split Award Component

The award earned is prorated for those executives who have a bonus composition based on company performance, whose bonus level has been changed during the MIP year, or who have been hired or promoted into a bonus level during the MIP year.

The formula for calculating split award earned is:

Percent of               Bonus                                                                   Potential
Fiscal Year              Award as               Indexed                       Base               Award earned
Associated         X     a % of Base     X      Attainment        X          Salary      =       Based on
with Business            Salary                 of Plan                      (during             Business Unit
Unit A                                                                       eligible            A
                                                                             period)

            The calculation is repeated for each business unit or bonus level the award is based on.

            The awards earned for each business unit or bonus level are added together to arrive at total award earned.

VI. Targets and Payout Ranges

The targets used for incentive purposes shall be proposed by the business unit based on its annual business plan. Targets and payout ranges shall be determined by the Compensation Committee of the Board of Directors of the Company and approved by the CEO, or in the case of the bonus of the CEO, by the Compensation Committee of the Board of Directors of the Company and with reference to a Memorandum of Understanding with the CEO as then outstanding.

VII. Participant Bonus Calculation

Each participant's bonus shall be calculated by the Corporate Vice President - Human Resources and in the case of the bonus of the CEO, by the Compensation Committee of the Board of Directors of the Company.

VIII. Computation and Disbursement of Funds

Promptly after the close of the Fiscal Year, the CEO shall review and approve for each participant a final Bonus Award. In the case of the CEO, the Compensation Committee shall approve the final Bonus Award. Payment of the Awards shall be made promptly thereafter by check.

U.S. Expatriate participants will receive payment in U.S. dollars.

Local Nationals and Third Country Nationals shall receive payment in the currency of the country


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

in which they are employed.

IX. Stock Price-Based Award

Subject to his remaining in such position at the times in question, the CEO shall be entitled to additional compensation in the amounts indicated on Addendum on the first occurrence prior to June 30, 2003 that, for thirty (30) consecutive trading days, the closing price of the Company's common stock on the New York Stock Exchange equals or exceeds each of the prices indicated on Addendum. The award shall be calculated and approved by the Compensation Committee of the Board of Directors. Payment of this award shall be subject to
Article XII.

X. Changes To Awards

The CEO has the sole discretion to amend MIP awards based upon an equitable treatment of participants in the Plan other than the CEO.

XI. Partial Awards

      A. Promptly after the close of the Fiscal Year a participant shall be entitled to the payment of a partial financial award if prior to the end of the Fiscal Year, a participant:

            o     Dies,

            o Retires (i.e., is eligible to immediately begin to receive retirement benefits under a company sponsored retirement plan),

            o     Becomes permanently disabled,

            o     Transfers to a position not entitled to bonus participation,

            o     Enters military service,

            o     Takes an approved leave of absence,

            o     Is elected or appointed to public office.

            However, no partial financial award will be paid if the participant's last day of active employment occurs in the first quarter of the Plan Year.

      B. Partial financial awards will be computed in accordance with Section V based on the achievement of applicable targets for the entire Plan Year and on Base Salary earned in the Plan Year during employment.

      C. Participants hired or promoted into a grade level eligible for participation during the first, second or third quarter of a Plan Year and who are employed through the end of the Plan Year shall be eligible for an award based on their Base Salary earnings during the eligible portion of the Plan Year and on the achievement of applicable financial


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

            targets. Participants hired or promoted during the fourth quarter of the Plan Year will not be eligible for a partial award.

      D. All partial awards will be paid following the end of the Plan Year at such time as payments under the plan are customarily made.

XII. Administration

This Plan shall be administered by the Corporate Human Resources Department, subject to the control and supervision of the CEO of the Company. With respect to the CEO, the Plan shall be administered by the Compensation Committee of the Board of Directors which shall have the powers described in Section XIII to the extent applicable.

XIII. Reservations To Management

The Company hereby reserves the absolute authority to select the individuals eligible to participate in the Plan and to make exceptions, and to determine the extent of participation of any individual or individuals in the Plan. The establishment of this Plan, the granting of an incentive payment, or any other action at any time taken by the Company, its Chief Executive Officer, or other officer or officers of the Company, or by its or their authority, shall not constitute any contract with, or confer any legal or equitable right (except as to the rights accrued with respect to previously earned and deferred awards) upon any employee or other person whomsoever as against the Company, or any of its subsidiary or affiliated corporations, or against any officer, director, stockholder, or employee of any such corporation. Any action taken hereunder shall not be held or construed to create a contract that any employee shall be retained in the service of the Company, or any of its subsidiary or affiliated corporations, and the Company expressly reserves unaffected hereby, its right to discharge, without liability other than for salary due and unpaid, any employee whenever its interest, in its judgement, so requires.

The decision of the Chief Executive Officer of the Company as to the facts in any case arising hereunder, and the meaning and intent of any provision hereof, or of its application, shall be final and conclusive.

The Company expressly reserves the right and power, acting through its Board of Directors or its Chief Executive Officer, to (a) alter, amend, or annul any of the provisions of this Plan at any time, and from time to time, or (b) terminate this Plan at any time, or (c) at any time (including subsequent to the end of the fiscal year, but before awards are paid) terminate and rescind the participation of any individual or individuals in this Plan, including without limitation, the right to deny payment of any Bonus to a Participant who is not employed at the date of payment of the Bonus.

This Plan and any action taken thereunder are subject to all federal and state laws and regulations now in effect, or which may be enacted or promulgated.


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

                                                                       EXHIBIT A

                             PLAYTEX PRODUCTS, INC.
                         2001 MANAGEMENT INCENTIVE PLAN
                           COMPUTATION OF MIP AMOUNTS

Composition of Bonus

The bonus will be composed of a financial award, based on the Indexed Attainment of Plan of one or more business units.

                                                          Target
                     Grade Level                          Bonus %
                     -----------                          -------

                         12B                                20%

                         11B                                20%

                         10B                                25%

                          9B                                30%

                          8B                                35%

                          7B                                40%

                          6B                                45%

                          6C                                50%

                          5B                                50%

                          4B                                60%

                          3B                                70%

                          2B                                110%


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

                                                                       EXHIBIT B

                             PLAYTEX PRODUCTS, INC.

                         2001 MANAGEMENT INCENTIVE PLAN

                  ACHIEVEMENTS REQUIRED FOR BONUS PARTICIPATION

                 (To Be Used With Company Cash Flow Performance,
                  Net Sales Targets, and Company Profit Target)

                   MIP COMPONENT
               ATTAINMENT PERCENTAGE                          CONVERSION (%)
               ---------------------                          --------------

                        105+                                     150.00
                        104                                      140.00
                        103                                      130.00
                        102                                      120.00
                        101                                      110.00

                        100                                      100.00
                         99                                       96.67
                         98                                       93.33
                         97                                       90.00
                         96                                       86.67

                         95                                       83.33
                         94                                       80.00
                         93                                       76.67
                         92                                       73.33
                         91                                       70.00

                         90                                       66.67
                         89                                       63.33
                         88                                       60.00
                         87                                       56.67
                         86                                       53.33
                         85                                       50.00

--------------------------------------------------------------------------------

                  ACHIEVEMENTS REQUIRED FOR BONUS PARTICIPATION
                    (To Be Used With Individual Performance)

                 MIP Component
             Attainment Percentage                               Conversion (%)
             ---------------------                               --------------
                     100%                                             150
                      90%                                             125
                      80%                                             100
                      70%                                              75
                      60%                                              50
                     <60%                                               0


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

                                                                       Exhibit C

                             PLAYTEX PRODUCTS, INC.

                         2001 MANAGEMENT INCENTIVE PLAN

          SAMPLE BONUS CALCULATION FOR ALL PARTICIPANTS OTHER THAN CEO

ILLUSTRATIVE ASSUMPTIONS

                                                              (Per Exhibit B)
                                          % of Target            Conversion
                                            Achieved               Factor
                                            --------               ------
       Net Sales                               97%                 90.00%
       Operating Profit                        97%                 90.00%
       Cash Flow                              101%                110.00%

SAMPLE CALCULATION

                                CONVERSION
                                  FACTOR                          WEIGHTING
                                  ------                          ---------
Net Sales                            90%            X                 25%              =        22.50%

Operating Profit                     90%            X                 25%              =        22.50%

Cash Flow                           110%            X                 25%              =        27.50%

Individual Performance (1)          100%            X                 25%              =        25.00%
                                                                                               ------

         Total Conversion Percentage (2)                                                        97.50%

      (1) For illustrative purposes, this Exhibit assumes an average level of achievement. Actual conversion factors will vary by individual.

      (2) The Total Conversion Factor is then multiplied by each individual's target bonus package. For example, an employee making $90,000 with a 20% bonus target who achieved 80% of his individually specified goals would receive a bonus of $17,550 ($90,000 x 20% x 97.5% = $17,550)


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

                                    ADDENDUM

In addition to the MIP Award as determined in Section IV, the CEO shall also be eligible to receive a Special Price-Based Incentive Bonus based upon the trading price of the Company's common stock in accordance with the following criteria:

                             STOCK PRICE-BASED AWARD

For 30 Consecutive Trading Days, The Closing Price
Equals Or Exceeds At Any Time, Prior to June 30, 2003        One Time Cash Bonus
-----------------------------------------------------        -------------------

                                   $20                           $1,000,000

                                   $25                           $1,500,000

                                   $30                           $1,500,000

                                   $35                           $2,000,000

                                   $40                           $2,000,000


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